As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-146302
Registration No. 333-137913
Registration No. 333-109047
Registration No. 333-105375
Registration No. 333-43776
Registration No. 333-41290
Registration No. 333-65729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

MERRIMAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	11-2936371 (I.R.S. Employer Identification No.)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(Address of principal executive offices)     (Zip Code)

(415) 248-5600

(Registrant's telephone number, including area code)

Merriman Holdings, Inc.

2001 STOCK OPTION AND INCENTIVE PLAN

AMENDED 2003 STOCK OPTION AND INCENTIVE PLAN

AMENDED 2003 STOCK OPTION AND INCENTIVE PLAN

AMENDED 2002 EMPLOYEE STOCK PURCHASE PLAN

2006 DIRECTORS’ STOCK OPTION AND INCENTIVE PLAN

2003 STOCK OPTION AND INCENTIVE PLAN

2002 EMPLOYEE STOCK PURCHASE PLAN

1999 STOCK OPTION PLAN AND OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS PURSUANT TO INDIVIDUAL AGREEMENTS

2000 STOCK OPTION AND INCENTIVE PLAN

1998 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

 (Full title of the plans)

Jon Merriman

Chief Executive Officer

Merriman Holdings, Inc.

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(415) 248-5600

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the "S-8 Registration Statement") of Merriman Holdings, Inc. (the "Company"):

•	File No. 333-146302 filed September 26, 2007 registering shares of the Company's common stock under the 2001 Stock Option and Incentive Plan and Amended 2003 Stock Option and Incentive Plan
•	File No. 333-137913 filed October 10, 2006 2007 registering shares of the Company's common stock under the Amended 2003 Stock Option and Incentive Plan, Amended 2002 Employee Stock Purchase Plan and 2006 Directors’ Stock Option And Incentive Plan
•	File No. 333-109047 filed September 23, 2003 registering shares of the Company's common stock under the 2003 Stock Option and Incentive Plan

•	File No. 333-105375 filed May 19, 2003 registering shares of the Company's common stock under the 2002 Employee Stock Purchase Plan

•	File No. 333-43776 filed August 15, 2000 registering shares of the Company's common stock under the 1999 Stock Option Plan and Options Granted to Employees and Consultants Pursuant to Individual Agreements
•	File No. 333-41290 Filed July 12, 2000 Registering Shares of the Company's Common Stock under the 2000 Stock Option and Incentive Plan
•	File No. 333-65729 Filed October 15, 1998 Registering Shares of the Company's Common Stock Under the 1998 Employee/Consultant Stock Compensation Plan

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 30, 2016.

Merriman Holdings, Inc.

By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer

Note: No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.